Exhibit 10.16
ENVIRONMENTAL INDEMNITY AGREEMENT

This ENVIRONMENTAL INDEMNITY AGREEMENT (the “Agreement”) is made as of this 1st day of June, 2012 from EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (“Edac”), GROS-ITE INDUSTRIES, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (“Gros-Ite”), APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (“Apex”) and EBTEC CORPORATION, a Delaware corporation, with a place of business at 120 Shoemaker Lane, Agawam, Massachusetts 01001 (“EBTEC”, together with Apex, Gros-Ite and Edac, collectively, the “Indemnitor”), to TD BANK, N.A., a national banking association with an office located at 102 West Main Street, New Britain, Connecticut 06050-0174 (the “Bank”).

Preliminary Statement

WHEREAS, Edac is the owner of a fee interest in certain real property located at 10 New Britain Avenue, Plainville, Connecticut, as more particularly described in Exhibit A to the Mortgage (as hereinafter defined) (the “Land”; the Land, together with all improvements now or hereafter located on the Land, being hereinafter referred to as the “Property”);

WHEREAS, this Agreement is made pursuant to a certain Credit Agreement by and between Edac, Gros-Ite and Apex (together the “Original Borrowers”) and Bank and dated as of May 27, 2009, as amended by that certain First Amendment to Credit Agreement and Modification of Mortgage (the “First Amendment”) by and between Original Borrowers and Bank and dated July 21, 2010, and as further amended by that certain Second Amendment to Credit Agreement and Modification of Mortgage (the “Second Amendment”) by and between Original Borrowers and Bank and dated November 24, 2010, as amended by that certain Third Amendment to Credit Agreement and Modification of Mortgage (the “Third Amendment”) by and between Original Borrowers and Bank and dated July, 27, 2011 and as further amended by that certain Fourth Amendment to Credit Agreement and Modification of Mortgage and Joinder (the “Fourth Amendment”) by and between Indemnitor and Bank and dated as of the date hereof (as further amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Bank has made a Fourth Term Loan in the amount of TWO MILLION ONE HUNDRED TWENTY THOUSAND AND 00/100 DOLLARS ($2,120,000.00) (the “Loan”), which Loan is evidenced by a certain Fourth Term Note of even date herewith in the original amount of TWO MILLION ONE HUNDRED TWENTY THOUSAND AND 00/100 DOLLARS ($2,120,000.00) (the “Note”); and

WHEREAS, the Note is secured by, among other things, a certain Open-End Mortgage Deed and Security Agreement from EDAC Technologies Corporation in favor of Bank (as amended from time to time, the “Mortgage”) encumbering the Property; and

WHEREAS, as a condition to making the Loan, Bank requires Indemnitor to provide certain indemnities concerning existing and future asbestos, polychlorinated biphenyls and petroleum products and any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any Laws (as hereinafter defined) (any such asbestos, polychlorinated biphenyls and petroleum products and any such other hazardous or toxic materials, wastes and substances being hereinafter collectively referred to as “Hazardous Materials”); as used in this Agreement, the term “Laws” means all federal, state and local laws, rules and regulations (whether now existing or hereafter enacted or promulgated), including, but not limited to, the Remediation Standard Regulations, §22a-133k, et seq., and all judicial and administrative interpretations thereof, including any judicial or administrative orders, directives and judgments;

WHEREAS, to induce Bank to consummate the above described transaction and to lend the indicated amount to Indemnitor, Indemnitor has agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants and covenants to Bank as follows:

1.           Indemnitor covenants and agrees, at its sole cost and expense, to defend, indemnify, protect and save (i) Bank; (ii) any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated, with Bank; (iii) any participants in the Loan; (iv) the directors, officers, partners, employees and agents of Bank and/or such persons or entities; and (v) the heirs, personal representatives, successors and assigns of each of the foregoing persons or entities (each an “Indemnified Party”) harmless against and from, and, if and to the extent paid, reimburse them on demand for, any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements and expenses (including, without limitation, attorneys’ and experts’ reasonable fees and disbursements) of any nature whatsoever (collectively, the “Indemnified Matters”) which may at any time be required by or imposed upon, incurred by or asserted or awarded against Bank or an Indemnified Party arising directly or indirectly from, out of, or any way related to:

a.	any Hazardous Materials on, in, under, affecting or emanating from all or any portion of the Property;

b.	the enforcement of this Agreement or the assertion by Indemnitor of any defense to its obligations hereunder (except the successful defense of actual performance not subject to further appeal);

c.
any act, omission, event or circumstance existing or occurring in connection with the handling, treatment, containment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Material which is at any time on the Property;

d.	the breach of any representation, warranty, covenant or agreement contained in this Agreement;

e.
any violation of any Laws regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance; and/or

f.
any environmental claim, or the filing or imposition of any environmental lien against the Property, because of, resulting from, in connection with, or arising out of any of the matters referred to in subparagraphs (a) through (e) preceding;

whether any of such matters arise before or after foreclosure of the Mortgage or other taking of title to all or any portion of the Property by Bank or any affiliate of Bank (provided, however, that any such indemnity shall not, as to any Indemnified Party, be available to the extent that any Indemnified Matter resulted from the actions of an Indemnified Party after title to the Property has been conveyed to such Indemnified Party).  Indemnified Matters shall include, without limitation, all of the following:  (i) the costs of remediation, removal or abatement (“remedial activities”) of Hazardous Materials from the Property or, when applicable, the surrounding areas (except that the indemnity provided for under this Agreement shall not cover the costs of such remedial activities unless either (a) such remedial activities are required by any Law, (b) such remedial activities constitute accepted practice by owners of similar properties, (c) any present or future use, operation, development, transfer, sale, lease, construction, alteration or reconstruction of all or any portion of the Property is or would be conditioned or affected in any way upon, or is or would be limited in any way until the completion of, such remedial activities, or (d) such removal is necessary to bring the surrounding areas into compliance with the Remediation Standard Regulations, §22a-133k et seq.); (ii) additional costs required to take necessary precautions to protect against, or to mitigate the effects of, the release of Hazardous Materials on, in, under, affecting or emanating from the Property or into the air, any body of water, any other public domain or any surrounding areas; and (iii) costs incurred to comply, in connection with all or any portion of the Property or, when applicable, any surrounding areas, with all applicable Laws with respect to Hazardous Materials (all remedial activities referred to in clause (i) above, all work and other actions to take precautions against any release referred to in clause (ii) above and all work and other actions performed in order to comply with Laws referred to in clause (iii) above being hereinafter collectively referred to as “Corrective Work”).  Bank’s rights under this Agreement shall be in addition to all rights of Bank under the Credit Agreement, the Mortgage, the Note and any guaranty or guaranties (whether of payment and/or performance) given to Bank in connection with the Loan and under any other documents evidencing, securing or relating to the Loan (which documents together with the Mortgage, the Note and any such guaranty or guaranties, as amended from time to time, being hereinafter referred to as the “Loan Documents”), and payments by Indemnitor under this Agreement shall not reduce Indemnitor’s obligations and liabilities under the Loan Documents.

2.           Bank hereby agrees that, prior to Bank’s taking the actions described in clauses (x) and (y) below, Indemnitor may, at its sole cost and expense, (x) contest the assertion by any governmental authority or any third party of any obligation or liability affecting Indemnitor, Bank or the Property relating to the Corrective Work and (y) perform the Corrective Work, provided that at all times all of the following conditions are satisfied in full:

a.
no default, Default or Event of Default (as defined in the various Loan Documents) (subject to applicable notice and/or the expiration of any cure periods) exists under any of the Loan Documents, and Bank has not commenced or completed foreclosure or a sale under power of sale or accepted a deed in lieu of foreclosure or otherwise taken title to all or any portion of the Property;

b.
the value of the collateral for the Loan will not, in the reasonable judgment of Bank, be materially impaired by reason of the delay in performance of the Corrective Work, and Bank (and its agents, employees and contractors) shall not be subject to any criminal or civil penalties by reason of such contest or the performance of such Corrective Work or any delays in connection therewith;

c.
Indemnitor shall notify Bank within five (5) days after commencement of any such contest or Corrective Work, and shall give Bank a monthly report, during the period of such contest or the performance of such Corrective Work, on Indemnitor’s progress with respect thereto, and shall promptly give Bank such other information with respect thereto as Bank may reasonably request;

d.
with respect to contests, any such contest shall be instituted promptly after Indemnitor obtains actual knowledge of an action, suit, proceeding or governmental order or directive asserting any obligation or liability affecting Indemnitor, Bank or the Property, and such contest shall at all times be diligently prosecuted until a final judgment is obtained that negates such assertion of obligation or liability;

e.
with respect to contests, Bank, at its expense, shall have the right (but not the obligation) to join in any action or proceeding in which Indemnitor contests any such assertion by any governmental authority or third party;

f.
with respect to Corrective Work, any such Corrective Work shall be instituted promptly no later than the later to occur of:  (i) a determination by the applicable judicial or administrative authority that any contest theretofore instituted was not successful, which determination is not, or ceases to be, subject to further appeal, or (ii) the date on which Indemnitor obtains actual knowledge of any Hazardous Materials on, in, under, affecting or emanating from the Property or (when applicable) any surrounding areas, and such Corrective Work shall at all times be diligently prosecuted to completion; and

g.
with respect to any Corrective Work, Indemnitor shall, not less than fifteen (15) days prior to commencement of such Corrective Work, submit to Bank for its review reasonably detailed plans for such Corrective Work, and, if, within said fifteen (15) day period, Bank, in its reasonable judgment, rejects such plans, Indemnitor shall promptly submit revised plans to Bank and shall obtain Bank’s acceptance of such plans prior to commencement of such Corrective Work, and Indemnitor shall comply with the plans submitted to Bank (and, if applicable, accepted by Bank) in performing such Corrective Work.

So long as all of such conditions are satisfied in full at all times, Bank further agrees that it will not enter into any settlement agreement binding upon Indemnitor without its prior consent; Indemnitor agrees that, in any event, its consent to any such settlement agreement shall not be unreasonably withheld or delayed.

3.           Promptly after the receipt by Bank of written notice of any demand or claim or the commencement of any action, suit or proceeding in respect of any of the Indemnified Matters, Bank shall promptly notify Indemnitor thereof; but the failure by Bank promptly to give such notice shall not relieve Indemnitor of any liability that such party may have to Bank hereunder.

4.           It is expressly understood and agreed that failure by Bank to object to any actions taken by Indemnitor shall not be construed to be an approval by Bank of such actions.  It is further expressly understood and agreed that this Agreement shall not be construed as creating any obligation upon Bank to initiate any contest of the nature described in Section 2 above, to review any plans for Corrective Work, or to perform, or review Indemnitor’s or any other party’s performance of, any Corrective Work.

5.           The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment of the provisions of the Loan Documents to or with Bank by Indemnitor or any person who succeeds Borrower as owner of the Property.  In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by any of the Loan Documents, (ii) any sale, assignment or foreclosure of the Note or Mortgage or any sale or transfer of all or any part of the Property, (iii) any exculpatory provision in any of the Loan Documents limiting Bank’s recourse to property encumbered by the Mortgage or to any other security, or limiting Bank’s rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under any of the Loan Documents, (v) the release of Indemnitor or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Bank’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Loan, or (vii) Bank’s failure to record the Mortgage or file any UCC financing statements (or Bank’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

6.           Indemnitor waives any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Bank to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor or to proceed against Indemnitor in any particular order; Indemnitor agrees that any payments required to be made hereunder shall become due on demand; Indemnitor expressly waives and relinquishes all rights and remedies accorded by applicable Law to Indemnitors or guarantors, except any rights of subrogation that Indemnitor may have; provided that the indemnity provided for hereunder shall neither be contingent upon the existing of any such rights of subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Bank.  Indemnitor hereby agrees to postpone the exercise of any rights of subrogation to the rights of Bank against Indemnitor hereunder and any rights of subrogation to any collateral securing the Loan until the Loan is paid in full.

7.           No delay on Bank’s part in exercising any right, power or privilege under any of the Loan Documents shall operate as a waiver of any such right, power or privilege.

8.           Any one or more of those parties constituting Indemnitor, or any other party liable upon or in respect of this Agreement or the Loan, may be released without affecting the liability of any party not so released.

9.           Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Indemnitor and Bank and its respective heirs, personal representatives, successors and assigns, including, as to Bank, without limitation, any affiliate of Bank that acquires all or any part of the Property by any sale, assignment or foreclosure under the Mortgage, by deed or other assignment in lieu of foreclosure, or otherwise.  Notwithstanding the foregoing, Indemnitor, without the prior consent of Bank in each instance, may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder.

10.           The rights of Bank under this Agreement shall not inure to the benefit of (i) any purchaser of the Property at a foreclosure sale or sale pursuant to a power of sale under the Mortgage, (ii) any person or entity taking title to the Property by deed in lieu of foreclosure or (iii) any successor or assign of any purchaser, person or entity described in clauses (i) and (ii) above, except that Bank’s rights shall inure to the benefit of a party described in clauses (i), (ii) and (iii) above if any such party is Bank (including its successors and assigns as holder of the Note) or its affiliates.  Notwithstanding any ownership by Bank or its affiliates at any time of all or any portion of the Property, in no event shall Bank or its affiliates be bound by any obligations or liabilities of Indemnitor.

11.           The representations, warranties, covenants and agreements in this Agreement shall not terminate on the Transition Date or upon the release, foreclosure or other termination of the Mortgage, but will survive the Transition Date, the payment in full of the Loan, foreclosure of the Mortgage or conveyance in lieu of foreclosure, the release or termination of the Mortgage and any and all of the other Loan Documents, any investigation by or on behalf of Bank, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

As used in this paragraph, the term “Transition Date” means the earlier of the following two (2) dates: (i) the date on which the indebtedness and obligations secured by the Mortgage have been paid and performed in full and the Mortgage has been released; or (ii) the date on which the lien of the Mortgage is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective and possession of the Property has been given to and accepted by the purchaser or grantee free of occupancy and claims to occupancy by Indemnitor and their representatives, successors and assigns; provided that, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Transition Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice or otherwise barred by law from further assertion.

12.           Bank shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion the existence or nonexistence of any fact or facts the existence or nonexistence of which is a condition of this Agreement.

13.           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.  Said counterparts shall constitute but one and the same agreement and shall be binding upon, and shall inure to the benefit of, each of the undersigned individually as fully and completely as if all had signed the same counterpart.  The joint and several liability of those parties constituting Indemnitor hereunder shall be unaffected by the failure of any of the parties constituting Indemnitor to execute any or all of said counterparts.

14.           All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent by registered or certified mail, postage prepaid, return receipt requested:  if to Indemnitor, at its address stated on the cover page hereof, with a copy to Robinson & Cole LLP, 280 Trumbull Street, Hartford, CT  06103-3597, Attn.:  Edward J. Samorajczyk, Esq.; and if to Bank, at its address stated on the cover page hereof, Attention: John E. Cookley, with a copy to Updike, Kelly & Spellacy, P.C., 100 Pearl Street, Hartford, CT 06103, Attention: Robert J. Martino, Esq., or at such other address of which a party shall have notified the party giving such notice in accordance with the foregoing requirements.  Any written notice sent by registered or certified mail shall be deemed to have been given two (2) business days after the date it is mailed.

15.	This Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Agreement.  This Agreement may not be amended or modified except by a written instrument describing such amendment or modification executed by Indemnitor and Bank.

16.           This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Connecticut (the "Governing State") (excluding the laws applicable to conflicts or choice of law).  INDEMNITOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CONNECTICUT OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON INDEMNITOR BY MAIL AT THE ADDRESS STATED ON THE COVER PAGE HEREOF.  INDEMNITOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

THE INDEMNITOR AND EACH AND EVERY ENDORSER, GUARANTOR AND SURETY OF THE OBLIGATIONS SECURED BY THIS AGREEMENT, AND EACH OTHER PERSON WHO IS OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THE OBLIGATIONS SECURED BY THIS AGREEMENT, HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND WAIVE THEIR RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH BANK MAY DESIRE TO USE.

INDEMNITOR AND BANK (BY ACCEPTANCE OF THIS AGREEMENT) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, INDEMNITOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. INDEMNITOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN.

[Remainder of Page Intentionally Blank / Signature Page Follows]

[Signature Page 1 of 1 to Environmental Indemnity Agreement]

IN WITNESS WHEREOF, Indemnitor has caused this Agreement to be executed as of the date first written above.

INDEMNITORS:

EDAC TECHNOLOGIES CORPORATION

By: /s/Glenn L. Purple
Name: Glenn L. Purple
Its Chief Financial Officer
Duly Authorized

GROS-ITE INDUSTRIES, INC.

By: /s/Glenn L. Purple
Name: Glenn L. Purple
Its Secretary
Duly Authorized

APEX MACHINE TOOL COMPANY, INC.

By: /s/Glenn L. Purple
Name: Glenn L. Purple
Its Secretary
Duly Authorized

EBTEC CORPORATION

By: /s/Glenn L. Purple
Name: Glenn L. Purple
Its Treasurer
Duly Authorized